EXHIBIT 77(C)

              MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS


 VOTING RESULTS OF THE MATTERS SUBMITTED TO A VOTE OF THE PAX WORLD GROWTH
       FUND SHAREHOLDERS AT THE PAX WORLD GROWTH FUND ANNUAL MEETING
                    OF SHAREHOLDERS HELD JUNE 13, 2002.
           Quorum Needed: 50%; Outstanding Shares Voted: 52.95%

BOARD OF DIRECTORS: To elect a Board of seven Directors, each to hold office until the next Annual Meeting of the Shareholders of the Fund or until a successor shall have been chosen and shall have qualified

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DIRECTOR/TRUSTEE                 % FOR      % WITHHELD        PASSED
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CARL H. DOERGE, JR.              96.92      3.08              Yes
THOMAS W. GRANT                  96.82      3.18              Yes
JAMES M. LARGE, JR.              96.43      3.57              Yes
JOY L. LIECHTY                   97.52      2.48              Yes
LAURENCE A. SHADEK               96.74      3.26              Yes
SANFORD C. SHERMAN               96.85      3.15              Yes
NANCY S. TAYLOR                  97.38      2.26              Yes

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS: To ratify the selection by the Board of Directors of Pannell Kerr Forster PC as the independent public accountants of the Fund for the year ending December 31, 2002

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% FOR        % AGAINST          % ABSTAIN         PASSED
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95.37        0.46               4.16              Yes

IN THEIR DISCRETION, ON ALL OTHER BUSINESS: To transact such other business as may properly come before such annual meeting or any adjournment thereof.

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% FOR        % AGAINST          % ABSTAIN         PASSED
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90.80        1.42               7.78              Yes